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                                                                     Exhibit 3.1




                          FIFTH AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                                 SOHU.COM INC.



     Sohu.com Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:


     A. The name of the Corporation is Sohu.com Inc. The date of the filing of its original Certificate of Incorporation (the "Original Certificate of Incorporation") with the Secretary of State of the State of Delaware was August 2, 1996, under the name of Internet Technologies China Incorporated. The Original Certificate of Incorporation was amended and restated on March 10, 1998, subsequently amended and restated on August 7, 1998, amended on September 28, 1999, subsequently amended and restated on October 15, 1999, and subsequently amended and restated on February 1, 2000 (the "Fourth Amended and Restated Restated Certificate of Incorporation").

     B. This Fifth Amended and Restated Certificate of Incorporation (the "Certificate"), which amends, restates and integrates the provisions of the Fourth Amended and Restated Certificate of Incorporation, as amended to date, was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Sections 141(f), 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the "DGCL"), and was duly adopted by the written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 228, 242 and 245 of the DGCL.

     C. The text of the Fourth Amended and Restated Certificate of Incorporation, as amended to date, is hereby amended and restated in its entirety to provide as herein set forth in full.


                                   ARTICLE I

     The name of this corporation (the "Corporation") is Sohu.com Inc..

                                   ARTICLE II

     The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

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                                   ARTICLE IV


     A.   Number of Shares and Classes of Stock.  The Corporation is authorized
          -------------------------------------
to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of stock which the Corporation shall have authority to issue is Eighty-Nine Million Nine Hundred Sixty Thousand (89,960,000) shares, consisting of Seventy-Five Million Four Hundred Thousand (75,400,000) shares of Common Stock, $0.001 par value per share, and Fourteen Million Five Hundred Sixty Thousand (14,560,000) shares of Preferred Stock, $0.001 par value per share.

     B.   Rights, Preferences, Privileges and Restrictions of Preferred Stock.
          -------------------------------------------------------------------
The rights, preferences, privileges and restrictions of the Preferred Stock are as set forth below in this Article IV.B. The Series A Convertible Preferred Stock shall consist of Two Million Nine Hundred Twenty-Five Thousand (2,925,000) shares (the "Series A Preferred"), the Series B Convertible Preferred Stock shall consist of Four Million Five Hundred Twenty-One Thousand One Hundred Sixty-six (4,521,166) shares (the "Series B Preferred"), the Series B-1 Convertible Preferred Stock shall consist of Eight Hundred Seventh-Nine Thousand Five Hundred Sixty-Seven (879,567) shares (the "Series B-1 Preferred"), the Series C Convertible Preferred Stock shall consist of Three Million Eight Hundred Forty-Six Thousand Seven Hundred Eighteen (3,846,718) shares (the "Series C Preferred") and the Series D Convertible Preferred Stock shall consist of Two Million Twenty-One Thousand Nine Hundred Eighty-Nine (2,021,989) shares (the "Series D Preferred").


     1.   Dividends.

          (a) No dividends, whether in cash, in property or in shares of the capital stock of the Corporation, shall be declared or set aside for any class or series of shares of capital stock of the Corporation unless and until the Board of Directors of the Corporation (the "Board") shall have declared and the Corporation shall have paid in full a dividend in like amount and kind on the then outstanding shares of Series B Preferred, Series B-1 Preferred, Series C Preferred and Series D Preferred (determined based upon the number of shares of Common Stock (including fractions of a share) into which each share of Series B Preferred, Series B-1 Preferred, Series C Preferred or Series D Preferred held by each holder thereof could be converted pursuant to the provisions hereof).

          (b) No dividends, whether in cash, in property or in shares of the capital stock of the Corporation, shall be declared or set aside for any shares of Series A Preferred unless the Board shall declare a dividend on the then outstanding shares of Common Stock, in which event the holders of Series A Preferred shall be entitled to the amount of dividends per share of Series A Preferred as would be declared payable on the largest number of shares of Common Stock (including fractions of a share) into which each share of Series A Preferred held by each holder hereof could be converted pursuant to the provisions hereof, such number determined as of the record date for the determination of holders of Common Stock and Series A Preferred entitled to receive such dividend.

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     2.   Liquidation Preference.  In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner:


          (a) The holders of the Series B Preferred and the holders of the Series B-1 Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock or any other series of Preferred Stock by reason of their ownership of such stock, (i) an amount equal to $0.3979 (subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalizations affecting such shares occurring after the filing of this Fifth Amended and Restated Certificate of Incorporation) for each share of Series B Preferred or Series B-1 Preferred then held by them and (ii), an amount equal to all declared but unpaid dividends on the Series B Preferred or Series B-1 Preferred, as the case may be. If upon the occurrence of a liquidation, dissolution or winding up of the Corporation the assets and funds thus distributed among the holders of the Series B Preferred and Series B-1 Preferred shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred and the holders of the Series B-1 Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive in accordance with the preceding sentence.

          (b) After setting apart or paying in full the preferential amounts due pursuant to Subsection 2(a) above, the holders of the Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock or to the holders of the Series B Preferred and Series B-1 Preferred under Subsection 2(c) by reason of their ownership of such stock, an amount equal to $0.0769 (subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalizations affecting such shares occurring after the filing of this Fifth Amended and Restated Certificate of Incorporation) for each share of Series A Preferred then held by them and, in addition, an amount equal to all declared but unpaid dividends on the Series A Preferred. If upon the occurrence of a liquidation, dissolution or winding up of the Corporation the assets and funds thus distributed among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution (after the payments required under Subsection 2(a) have been made) shall be distributed ratably among the holders of the Series A Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive.

          (c) After setting apart or paying in full the preferential amounts due pursuant to Subsections 2(a) and 2(b) above, the holders of the Series B Preferred and the holders of the Series B-1 Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount equal to $0.1990 (subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalizations affecting such shares occurring after the filing of this Fifth Amended and Restated Certificate of Incorporation) for each share of Series B Preferred or Series B-1 Preferred then held by them. If

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upon the occurrence of a liquidation, dissolution or winding up of the
Corporation the assets and funds thus distributed among the holders of the Series B Preferred and the holders of the Series B-1 Preferred shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution (after the payments required under Subsections 2(a) and 2(b) have been made) shall be distributed ratably among the holders of the Series B Preferred and the holders of the Series B-1 Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive.


          (d) After setting apart or paying in full the preferential amounts due pursuant to Subsections 2(a), 2(b) and 2(c) above, the holders of the Series C Preferred and the holders of the Series D Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock or any other series of Preferred Stock by reason of their ownership of such stock, (i) an amount equal to $1.808 in the case of Series C Preferred, or $14.837, in the case of Series D Preferred, (subject in each case to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalizations affecting such shares occurring after the filing of this Fifth Amended and Restated Certificate of Incorporation) for each share of Series C Preferred or Series D Preferred then held by them and (ii) an amount equal to all declared but unpaid dividends on the Series C Preferred or Series D Preferred, as the case may be. If upon the occurrence of a liquidation, dissolution or winding up of the Corporation the assets and funds thus distributed among the holders of the Series C Preferred and Series D Preferred shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred and the holders of the Series D Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive in accordance with the preceding sentence.


          (e) After setting apart or paying in full the preferential amounts due pursuant to Subsections 2(a), 2(b), 2(c) and 2(d) above, the remaining assets of the Corporation available for distribution to stockholders, if any, shall be distributed to the holders of the Common Stock on a pro rata basis, based on the number of shares of Common Stock then held by each holder.

          (f) A consolidation or merger of this Corporation with or into any other corporation or corporations in which the shareholders of the Corporation immediately prior to such transaction own 50% or less of the voting power of the surviving entity immediately following such transaction, or a sale, conveyance or disposition of all or substantially all of the assets of this Corporation, or the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of (each, a "Liquidity Event"), shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2.

          (g) In the event the Corporation proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Corporation, the value of the assets to be distributed to the holder of shares of Preferred Stock and Common Stock shall be determined in good faith by the Board. Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

               (i) If traded on a securities exchange or quoted on the Nasdaq National Market, the value shall be deemed to be the average of the security's closing prices on such exchange over the ten (10) day period ending one (1) day prior to the distribution;

               (ii) If quoted on the Nasdaq Small Cap Market or actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

               (iii) If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board.

               The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i),
(ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board. The holders of at least a majority of the outstanding Series B Preferred, Series B-1 Preferred, Series C Preferred and Series D Preferred, voting together as a single class, shall have the right to challenge any determination by the Board of fair market value pursuant to this Section 2(g), in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne equally by the Corporation and the challenging parties.

     3.   Voting Rights.

          (a) General Voting Rights. Except as otherwise required by law or as set forth herein, the holder of each share of Common Stock issued and outstanding shall have one vote for each share of Common Stock held by such holder, and the holder of each share of Series A Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred and Series D Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not counted separately as a class. Holders of Common Stock, Series A Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred and Series D Preferred shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation.


          (b) Series B Right to Elect Two Directors. So long as at least 1,625,000 shares of Series B Preferred (subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalizations affecting such shares occurring after the filing of this Fifth Amended and Restated Certificate of Incorporation) are issued and outstanding, the holders of Series B Preferred, voting together as a separate class, shall have the right to elect two members of the Board, each by majority vote. Each representative may be removed from the Board only by the majority vote of the Series B Preferred.


          (c) Series B-1 Right to Elect One Director. So long as at least 650,000 shares of Series B-1 Preferred (subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalizations affecting such shares occurring after the filing of this Fifth Amended and Restated Certificate of Incorporation) are issued and outstanding, the holders of Series B-1 Preferred, voting together as a separate class, shall have the right to elect one member of the Board, by majority vote. Such representative may be removed from the Board only by the majority vote of the Series B-1 Preferred.


          (d) All other members of the Board shall be elected by the holders of Common Stock, Series A Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred and Series D Preferred voting together as a class in accordance with Subsection 3(a).

     4. Conversion. The holders of Series A Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred and Series D Preferred have conversion rights as follows (the "Conversion Rights"):


          (a) Right to Convert Series A Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred and Series D Preferred. Each share of Series A Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred and Series D Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined, (i) in the case of the Series A Preferred, by dividing $0.0769 by the Series A Conversion Price, determined as hereinafter provided, in effect at the time of the conversion; (ii) in the case of the Series B Preferred, by dividing $0.3979 by the Series B Conversion Price, determined as hereinafter provided, in effect at the time of the conversion; (iii) in the case of the Series B-1 Preferred, by dividing $0.3979 by the Series B-1 Conversion Price, determined as hereinafter provided, in effect at the time of the conversion; (iv) in the case of the Series C Preferred, by dividing $1.808 by the Series C Conversion Price, determined as hereinafter provided, in effect at the time of the conversion; and
(v) in the case of the Series D Preferred, by dividing $14.837 by the Series D Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series A Preferred (the "Series A Conversion Price") initially shall be $0.0769 per share of Common Stock, the price at which shares of Common Stock shall be deliverable upon conversion of the Series B Preferred (the "Series B Conversion Price") initially shall be $0.3979 per share of Common Stock, the price at which shares of Common Stock shall be deliverable upon conversion of the Series B-1 Preferred (the "Series B-1 Conversion Price") initially shall be $0.3979 per share of Common Stock, the price at which shares of Common Stock shall be deliverable upon conversion of the Series C Preferred (the "Series C Conversion Price") initially shall be $1.808 per share of Common Stock and the price at which shares of Common Stock shall be deliverable upon conversion of the Series D Preferred (the "Series D Conversion Price") initially shall be $14.837 per share of Common Stock. The Series A, Series B, Series B-1, Series C and Series D Conversion Prices shall be subject to adjustment as hereinafter provided.

          Such rights of conversion shall be exercised by the holder thereof giving written notice that the holder elects to convert a stated number of shares of Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address and taxpayer identification number) in which the certificate or certificates for shares of Common Stock shall be issued.


          (b) Automatic Conversion. If at any time prior to October 15, 2000 the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock pursuant to an effective registration statement, covering the offer and sale of securities for the account of the Corporation to the public with aggregate gross proceeds to the Corporation of not less than Twenty Million Dollars ($20,000,000) and with a price to the public of at least $13.00 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalizations affecting such shares occurring after the filing of this Fourth Amended and Restated Certificate of Incorporation), then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Series A Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred and Series D Preferred shall convert automatically to shares of Common Stock in accordance with Subsection 4(a). If at any time after October 15, 2000 the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock pursuant to an effective registration statement, covering the offer and sale of securities for the account of the Corporation to the public with aggregate gross proceeds to the Corporation of not less than Twenty Million Dollars ($20,000,000) and with a price to the public of at least $14.837 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalizations affecting such shares occurring after the filing of this Fourth Amended and Restated Certificate of Incorporation), then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Series A Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred and Series D Preferred shall convert automatically to shares of Common Stock in accordance with Subsection 4(a).


          (c) Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in Subsection 4(a) and surrender of the certificate or certificates for the share or shares of Series A Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred or Series D Preferred to be converted, the Corporation shall issue and deliver to the holder a certificate or certificates, registered in such name or names as such holder may direct, for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred or Series D Preferred. Such conversion shall be deemed to have been effected and the Series A Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price or Series D Conversion Price (as applicable) shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred or Series D Preferred (as applicable) shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby. Notwithstanding the foregoing, in the event of the automatic conversion of the Series A Preferred, Series B Preferred Series B-1 Preferred, Series C Preferred or Series D Preferred upon a public offering as set forth in Subsection 4(b), the person(s) entitled to receive the Common Stock issuable upon such conversion of Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

          (d) Fractional Shares; Dividends; Partial Conversion. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred, Series B Preferred,

Series B-1 Preferred, Series C Preferred or Series D Preferred into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion, the record date for which dividends is prior to the date such conversion is deemed to be effective as provided in Subsection 4(c). In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to Subsection 4(a) exceeds the number of shares converted into Common Stock, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Preferred, Series B Preferred Series B-1 Preferred, Series C Preferred or Series D Preferred (as applicable) represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Subsection 4(d), be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series A Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred or Series D Preferred for conversion an amount in cash equal to the greater of (a) the then current value of such fractional share as determined pursuant to Subsection 2(g) and (b) the pro rata amount of the applicable Conversion Price of such fractional share.

          (e) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred and Series D Preferred such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred and Series D Preferred, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred and Series D Preferred, in addition to such other remedies as shall be available to the holders of Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

          (f) No Reissuance of Preferred Stock. Shares of Series A Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred and Series D Preferred which are converted into shares of Common Stock as provided herein shall not be reissued.

     5.   Adjustments to Conversion Price.

          (a) Special Definitions. For purposes of this Section 5, the following definitions shall apply:

               (i) "Options" mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

               (ii) "Series A Original Issue Date" shall mean the date on which the first share of Series A Preferred was issued.

               (iii) "Series B Original Issue Date" shall mean the date on which the first share of Series B Preferred was issued.

               (iv) "Series B-1 Original Issue Date" shall mean and shall be deemed to be (solely for purposes of this Section 5) the date on which the first share of Series B Preferred was issued.

               (v) "Series C Original Issue Date" shall mean and shall be deemed to be (solely for purposes of this Section 5) the date on which the first share of Series C Preferred was issued.

               (vi) "Series D Original Issue Date" shall mean and shall be deemed to be (solely for purposes of this Section 5) the date on which the first share of Series D Preferred was issued.

               (vii) "Original Issue Date" shall mean the Series A Original Issue Date, the Series B Original Issue Date, Series B-1 Original Issue Date, the Series C Original Issue Date or the Series D Original Issue Date, as applicable.

               (viii) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Series A Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred, Series D Preferred and Common Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

               (ix) "Additional Shares of Common Stock" shall mean all shares (including reissued shares) of Common Stock issued (or, pursuant to Subsection 5(c), deemed to be issued) by the Corporation after the Original Issue Date, other than:

                      (A) shares of Common Stock issued upon conversion of the Series A Preferred, the Series B Preferred, the Series B-1 Preferred, the Series C Preferred and the Series D Preferred authorized herein;


                      (B) up to 1,560,000 (with respect to Series A Preferred, the Series B Preferred and the Series B-1 Preferred) and up to 2,340,000 (with respect to Series C Preferred and the Series D Preferred) shares of Common Stock (including any of such shares which are repurchased) issued to officers, directors, employees and consultants of the Corporation pursuant to stock option or purchase plans or agreements or other incentive stock arrangements approved by the Board of Directors;


                      (C) as a dividend or distribution on Series A Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred or Series D Preferred or any event for which adjustment is made pursuant to Subsections 5(e), 5(f) or 5(g) hereof;


                      (D) up to 120,263 shares of Common Stock issued or issuable upon exercise of warrants issued in connection with the Corporation's bridge financing in December 1997; and

                      (E) up to 6,279 shares of Series B Preferred issued upon exercise of options granted to a finder in connection with a portion of the Corporation's Series B Preferred financing.


          (b) No Adjustment of Conversion Price. No adjustment in the Series A Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series A Conversion Price of such series in effect on the date of and immediately prior to such issue; no adjustment in the Series B Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series B Conversion Price of such series in effect on the date of and immediately prior to such issue; no adjustment in the Series B-1 Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series B-1 Conversion Price of such series in effect on the date of and immediately prior to such issue; and no adjustment in the Series C Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series C Conversion Price of such series in effect on the date of and immediately prior to such issue; and no adjustment in the Series D Preferred Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series D Conversion Price of such series in effect on the date of and immediately prior to such issue.

          (c) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date for Series A Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred or Series D Preferred shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to clause (ii) below) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to paragraph 5(e) hereof) of such Additional Shares of Common Stock would be less than the Series A Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price or Series D Conversion Price (as applicable) in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

               (i) no further adjustment in the Series A Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price or Series D Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

               (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price, the Series B Conversion Price, the Series B-1 Conversion Price, the Series C Conversion Price and the Series D Conversion Price (as applicable) computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

               (iii) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price, the Series B Conversion Price, the Series B-1 Conversion Price, the Series C Conversion Price and the Series D Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                      (A) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                      (B) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

               (iv) no readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the Series A Conversion Price, the Series B Conversion Price, the Series B-1 Conversion Price, the Series C Conversion Price and the Series D Conversion Price(as applicable) to an amount which exceeds the lower of (i) the Series A Conversion Price, the

Series B Conversion Price, the Series B-1 Conversion Price, the Series C Conversion Price or the Series D Conversion Price (as applicable) on the original adjustment date, or (ii) the Series A Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price or the Series D Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

               (v) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Series A Conversion Price, the Series B Conversion Price, the Series B-1 Conversion Price, the Series C Conversion Price or the Series D Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in clause (iii) above.

          (d) Weighted Average Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. If and whenever the Corporation shall issue or sell or is, in accordance with this Section 5, deemed to have issued or sold any Additional Shares of Common Stock for a consideration per share less than the Series A Conversion Price in effect immediately prior to the time of such issuance or sale, then forthwith upon such issuance or sale, the Series A Conversion Price shall be reduced to an amount equal to the quotient obtained by dividing:

               (i)    an amount equal to the sum of

                      (x) the number of shares of all Common Stock outstanding or deemed in accordance with this Section 5 to be issued and outstanding immediately prior to such issuance or sale (with each share of Series A Preferred being deemed for such purpose to be equal to the number of shares of Common Stock, including fractions of a share, into which such share is convertible immediately prior to such issuance or sale) multiplied by the Series A Conversion Price in effect immediately prior to the time of such issuance or sale, plus

                      (y) the aggregate consideration received by the Corporation for such issuance or sale, by

               (ii) the total number of shares of Common Stock outstanding or deemed in accordance with this Section 5 hereof to be issued and outstanding immediately after such issuance or sale (with each share of Series A Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred and Series D Preferred being deemed for such purpose to be equal to the number of shares of Common Stock, including fractions of a share, into which such share is convertible immediately prior to such issuance or sale).

          (e) Full Ratchet Adjustment of Series B Conversion Price Upon Issuance of Additional Shares of Common Stock. If and whenever the Corporation shall issue or sell or is, in accordance with this Section 5, deemed to have issued or sold any Additional Shares of Common Stock for a consideration per share less than the Series B Conversion Price in effect immediately prior to the time of such issuance or sale, then forthwith upon such issuance or sale, the Series B Conversion Price shall be reduced to an amount equal to the per share consideration received by the Corporation for such Additional Shares of Common Stock.

          (f) Full Ratchet Adjustment of Series B-1 Conversion Price Upon Issuance of Additional Shares of Common Stock. If and whenever the Corporation shall issue or sell or is, in accordance with this Section 5, deemed to have issued or sold any Additional Shares of Common Stock for a consideration per share less than the Series B-1 Conversion Price in effect immediately prior to the time of such issuance or sale, then forthwith upon such issuance or sale, the Series B-1 Conversion Price shall be reduced to an amount equal to the per share consideration received by the Corporation for such Additional Shares of Common Stock.

          (g) 1998 Revenue Adjustment of Series B Conversion Price. If the actual total revenues of the Corporation for the 1998 fiscal year, as reflected in the audited financial statements of the Corporation (the "1998 Revenues"), are less than $1,032,860, then the Series B Conversion Price at the time the auditors' report on such financial statements is issued (which in no event shall be later than March 31, 1999) shall be reduced to the amount obtained by multiplying the then-effective Series B Conversion Price by a fraction, the numerator of which is the 1998 Revenues and the denominator of which is $1,032,860; provided, however, that in no event shall such fraction be less than
0.60 or greater than 1.00.

          (h) Weighted Average Adjustment of Series C Conversion Price and Series D Conversion Price Upon Issuance of Additional Shares of Common Stock.
If and whenever the Corporation shall issue or sell or is, in accordance with this Section 5, deemed to have issued or sold any Additional Shares of Common Stock for a consideration per share less than the Series C Conversion Price or the Series D Conversion Price, as the case may be, in effect immediately prior to the time of such issuance or sale, then forthwith upon such issuance or sale, the Series C Conversion Price or the Series D Conversion Price, as the case may be, shall be reduced to an amount equal to the quotient obtained by dividing:

               (i)  an amount equal to the sum of

                    (x) the number of shares of all Common Stock outstanding or deemed in accordance with this Section 5 to be issued and outstanding immediately prior to such issuance or sale (with each share of Series C Preferred or Series D Preferred, as the case may be, being deemed for such purpose to be equal to the number of shares of Common Stock, including fractions of a share, into which such share is convertible immediately prior to such issuance or sale) multiplied by the Series C Conversion Price or the Series D Conversion Price, as the case may be, in effect immediately prior to the time of such issuance or sale, plus

                    (y) the aggregate consideration received by the Corporation for such issuance or sale, by

          (ii) the total number of shares of Common Stock outstanding or deemed in accordance with this Section 5 hereof to be issued and outstanding immediately after such issuance or sale (with each share of Series A Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred and Series D Preferred being deemed for such purpose to be equal to the number of shares of Common Stock, including fractions of a share, into which such share is convertible immediately prior to such issuance or sale).

          (i) Determination of Consideration. For purposes of this Section 5, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (i) Cash and Property. Except as provided in clause (ii) below, such consideration shall:

                    (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                    (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; provided, however, that no value shall be attributed to any serviced performed by any employee, officer or director of the Corporation; and

                    (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received with respect to such Additional Shares of Common Stock, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

               (ii) Expenses. In the event the Corporation pays or incurs expenses, commissions or compensation, or allows concessions or discounts to underwriters, dealers or others performing similar services in connection with such issue, in an aggregate amount in excess of 10% of the aggregate consideration received by the Corporation for such issue, as determined in clause (i) above, consideration shall be computed as provided in clause (i) above after deducting the aggregate amount in excess of 10% of the aggregate consideration received by the Corporation for the issue.

          (j) Subdivision or Combination of Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series A Conversion Price, the Series B Conversion Price, the Series B-1 Conversion Price, the Series C Conversion Price and the Series D Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Series A Conversion Price, the Series B Conversion Price, the Series B-1 Conversion Price, the Series C Conversion Price and the Series D Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          (k) Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of shares of Series A Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred or Series D Preferred shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such shares of Series A

Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred or Series D Preferred, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the applicable Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

          (l) Notice of Adjustment. Upon any adjustment of the Series A Conversion Price, the Series B Conversion Price, the Series B-1 Conversion Price, the Series C Conversion Price or the Series D Conversion Price, the Corporation shall give written notice thereof, by first class mail, postage prepaid or by telex or facsimile, addressed to each holder of shares of Series A Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred or Series D Preferred (as applicable) at the address of such holder as shown on the books of the Corporation, which notice shall state the Series A Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price or Series D Conversion Price (as applicable) resulting from such adjustment, setting forth in reasonable detail the calculation upon which such adjustment is based.

          (m)  Notices.  In case at any time:

               (i) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

               (ii) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

               (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of such cases, the Corporation shall give, by first class mail, postage prepaid, or by telecopier to non-U.S. residents, addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, (i) at least 10 days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend or distribution or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 10 days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (1) shall also specify, in the case of any such dividend or distribution, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (2) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

          (n) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of
Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

          (o)  Miscellaneous.

               (i) All calculations under this Section 5 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

               (ii) The holders of at least 60% of the outstanding Series A Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred or Series D Preferred (as applicable) shall have the right to challenge any determination by the Board of fair value pursuant to this Section 5, in which case such determination of fair value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne equally by the Corporation and the challenging parties.

               (iii) No adjustment in the Series A Conversion Price, the Series B Conversion Price, the Series B-1 Conversion Price, the Series C Conversion Price or the Series D Conversion Price need be made if such adjustment would result in a change in such Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in such Conversion Price.


          (p) Definition of Common Stock. As used in this paragraph 5, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, $0.001 par value, as constituted on the date of filing of this Fifth Amended and Restated Certificate of Incorporation, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series A Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred and Series D Preferred shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in Subsection 5(j).

     6. Redemption at Election of Series B Preferred, Series B-1 Preferred, Series C Preferred, and Series D Preferred.


          (a) Upon the written request of a holder of then outstanding shares of Series B Preferred or Series B-1 Preferred received by the Corporation at any time from and after March 5, 2003, the Corporation will, subject to the conditions set forth in Subsection 6(b) below, within thirty (30) days of receipt of any such request (the "Series B/B-1 Redemption Date"), redeem all of the outstanding shares of Series B Preferred or Series B-1 Preferred (as applicable) held by such holder, by paying $0.7958 per share, plus any declared but unpaid dividends thereon (subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalizations affecting such shares occurring after the filing of this Fifth Amended and Restated Certificate of Incorporation) in cash for each share of Series B Preferred or Series B-1 Preferred then redeemed (hereinafter referred to as the "Series B/B-1 Redemption Price").

          (b) If the funds of the Corporation legally available for redemption of Series B Preferred and Series B-1 Preferred on the Series B/B-1 Redemption Date are insufficient to redeem the number of shares of Series B Preferred and Series B-1 Preferred required under this Section 6 to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares of Series B Preferred and Series B-1 Preferred ratably on the basis of the number of shares of Series B Preferred and Series B-1 Preferred which would have been redeemed on such date if the funds of the Corporation legally available therefor had been sufficient to redeem all shares of Series B Preferred and Series B-1 Preferred required to be redeemed on such date. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Series B Preferred and Series B-1 Preferred, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of the shares which the Corporation was theretofore obligated to redeem, ratably on the basis set forth in the preceding sentence.


          (c) Within five (5) days after receipt of the written request of a holder pursuant to Section 6(a), the Corporation shall provide written notice of such request to each other holder of then outstanding shares of Series B Preferred or Series B-1 Preferred by first class or certified mail, return receipt requested, at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent). Upon the written request of any such other holder received by the Corporation within ten (10) days after the Corporation mails such notice, the Corporation will redeem on the Series B/B-1 Redemption Date all of the outstanding shares of Series B Preferred or Series B-1 Preferred (as applicable) held by such other holder, by paying the Series B/B-1 Redemption Price therefor.

          (d) On or prior to the Series B/B-1 Redemption Date, the Corporation shall deposit the Series B/B-1 Redemption Price of all shares of Series B Preferred and Series B-1 Preferred designated for redemption in the notice of redemption and not yet redeemed with a bank or trust company having aggregate capital and surplus in excess of $50,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay the Series B/B-1 Redemption Price for such shares to their respective holders on or after the

Series B/B-1 Redemption Date upon receipt of notification from the Corporation that such holder has surrendered his or its share certificate to the Corporation. Such instructions shall also provide that any moneys deposited by the Corporation pursuant to this Subsection 6(d) for the redemption of shares thereafter converted into shares of the Corporation's Common Stock pursuant to
Section 4 hereof no later than the close of business on the fifth full day preceding the Series B/B-1 Redemption Date shall be returned to the Corporation on the Series B/B-1 Redemption Date.

          The balance of any monies deposited by the Corporation pursuant to this Subsection 6(d) remaining unclaimed at the expiration of one year following the Series B/B-1 Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors.

          (e) Unless there shall have been a default in payment of the Series B/B-1 Redemption Price, no share of Series B Preferred or Series B-1 Preferred shall be entitled to any dividends declared after its Series B/B-1 Redemption Date, and on such Series B/B-1 Redemption Date all rights of the holder of such share as a stockholder of the Corporation by reason of the ownership of such share will cease, except the right to receive the Series B/B-1 Redemption Price of such share, without interest, upon presentation and surrender of the certificate representing such share, and such share will not from and after such Series B/B-1 Redemption Date be deemed to be outstanding.

          (f) Any Series B Preferred or Series B-1 Preferred redeemed pursuant to this Section 6 will be canceled and will not under any circumstances be reissued, sold or transferred and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series B Preferred or Series B-1 Preferred accordingly.


          (g) Subject to the prior right of each holder of Series B Preferred or Series B-1 Preferred which has so requested to have its shares of Series B Preferred or Series B-1 Preferred (as applicable) redeemed in full in accordance with paragraphs (a) through (f) of this Section 6, upon the written request of a holder of then outstanding shares of Series C Preferred or Series D Preferred received by the Corporation at any time from and after September 9, 2004, the Corporation will, subject to the conditions set forth in Subsection 6(h) below, within thirty (30) days of receipt of any such request (the "Series C/D Redemption Date"), redeem all of the outstanding shares of Series C Preferred or Series D Preferred, as the case may be, held by such holder, by paying $3.617 per share, plus any declared but unpaid dividends thereon (subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalizations affecting such shares occurring after the filing of this Fifth Amended and Restated Certificate of Incorporation) in cash for each share of Series C Preferred then redeemed (hereinafter referred to as the "Series C Redemption Price"), and by paying $29,674 per share, plus any declared but unpaid dividends thereon (subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalizations affecting such shares occurring after the filing of this Fifth Amended and Restated Certificate of Incorporation) in cash for each share of Series D Preferred then redeemed (hereinafter the "Series D Redemption Price").

          (h) If the funds of the Corporation legally available for redemption of Series C Preferred and Series D Preferred on the Series C/D Redemption Date are insufficient to redeem the number of shares of Series C Preferred and Series D Preferred required under this Section 6 to be redeemed on such date, those funds which are legally available, after the redemption of all shares of Series B Preferred and Series B-1 Preferred sought to be redeemed which have not yet been redeemed, will be used to redeem the maximum possible number of such shares of Series C Preferred and Series D Preferred ratably on the basis of the number of shares of Series C Preferred and Series D Preferred which would have been redeemed on such date if the funds of the Corporation legally available therefor, after the redemption of all shares of Series B Preferred and Series B-1 Preferred sought to be redeemed which have not yet been redeemed, had been sufficient to redeem all shares of Series C Preferred and Series D Preferred required to be redeemed on such date. At any time thereafter when additional funds of the Corporation become legally available, after the redemption of all shares of Series B Preferred and Series B-1 Preferred sought to be redeemed which have not yet been redeemed, for the redemption of Series C Preferred and Series D Preferred, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of the shares which the Corporation was theretofore obligated to redeem, ratably on the basis set forth in the preceding sentence.

          (i) Within five (5) days after receipt of the written request of a holder pursuant to Section 6(g), the Corporation shall provide written notice of such request to each other holder of then outstanding shares of Series C Preferred or Series D Preferred by first class or certified mail, return receipt requested, at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent). Upon the written request of any such other holder received by the Corporation within ten (10) days after the Corporation mails such notice, the Corporation will, subject to the prior right of each holder of Series B Preferred or Series B-1 Preferred which has so requested to have its shares of Series B Preferred or Series B-1 Preferred (as applicable) redeemed in full in accordance with paragraphs (a) through (f) of this Section 6, redeem on the Series C/D Redemption Date all of the outstanding shares of Series C Preferred or Series D Preferred (as applicable) held by such other holder, by paying the Series C Redemption Price or Series D Redemption Price (as applicable) therefor.

          (j) On or prior to the Series C/D Redemption Date, the Corporation shall deposit the Series C Redemption Price of all shares of Series C Preferred designated for redemption in the notice of redemption and not yet redeemed, and the Series D Redemption Price of all shares of Series D Preferred designated for redemption in the notice of redemption and not yet redeemed, with a bank or trust company having aggregate capital and surplus in excess of $50,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay the Series C Redemption Price or Series D Redemption Price (as applicable) for such shares to their respective holders on or after the Series C/D Redemption Date upon receipt of notification from the Corporation that such holder has surrendered his or its share certificate to the Corporation. Such instructions shall also provide that any moneys deposited by the Corporation pursuant to this Subsection 6(j) for the redemption of shares thereafter converted into shares of the Corporation's Common Stock pursuant to
Section 4 hereof no later than the
close of business on the fifth full day preceding the Series C/D Redemption Date shall be returned to the Corporation on the Series C/D Redemption Date.

          The balance of any monies deposited by the Corporation pursuant to this Subsection 6(j) remaining unclaimed at the expiration of one year following the Series C/D Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors.

          (k) Unless there shall have been a default in payment of the Series C Redemption Price or the Series D Redemption Price, as the case may be, no share of Series C Preferred or Series D Preferred (as applicable) shall be entitled to any dividends declared after its Series C/D Redemption Date, and on such Series C/D Redemption Date all rights of the holder of such share as a stockholder of the Corporation by reason of the ownership of such share will cease, except the right to receive the Series C Redemption Price or the Series D Redemption Price (as applicable) of such share, without interest, upon presentation and surrender of the certificate representing such share, and such share will not from and after such Series C/D Redemption Date be deemed to be outstanding.

          (l) Any Series C Preferred or Series D Preferred redeemed pursuant to this Section 6 will be canceled and will not under any circumstances be reissued, sold or transferred and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series C Preferred or Series D Preferred accordingly.

     7.   Protective Provisions.

          (a) Series A Preferred. At any time when shares of Series A Preferred are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Corporation's Certificate of Incorporation, and in addition to any other vote required by law or the Corporation's Certificate of Incorporation, the Corporation will not without the approval of the holders of at least a majority of the then outstanding shares of Series A Preferred, voting as a class, either in writing or by ballot at a duly called meeting increase the authorized number of shares of Series A Preferred or alter the powers, preferences or rights of the holders of shares of Series A Preferred so as to affect them adversely. The holders of at least a majority of the Series A Preferred may waive their rights under this paragraph, in which event holders of the then outstanding Series A Preferred shall vote together with the holders of the Common Stock and, subject to Subsection 7(b) below, the Series B Preferred, as a single class, with respect to any stockholder actions required for the foregoing matters.

          (b) Series B Preferred. So long as any shares of Series B Preferred are outstanding, the Corporation shall not, without first obtaining the approval of the holders of at least a majority of the then-outstanding shares of Series B Preferred, take any action that:

               (i) increases the authorized number of shares of Series B Preferred or amends or changes the rights, preferences, powers, privileges or restrictions of the Series B Preferred;

               (ii) authorizes, creates or issues shares of any class or series of stock having a preference superior to or on a parity with the Series B Preferred;

               (iii) reclassifies stock into shares having a preference over or on a parity with the Series B Preferred;

               (iv) amends the Corporation's Certificate of Incorporation in a manner that adversely affects the rights of the Series B Preferred;

               (v) results in a merger or consolidation of the Corporation with one or more other corporations or other entities in which the stockholders of the Corporation immediately prior to such merger or consolidation had stock representing less than a majority of the voting power of the outstanding shares of the Corporation or resulting entity immediately after such merger or consolidation;

               (vi) results in the sale or other transaction in a single transaction or a series of related transactions of all or substantially all of the assets of the Corporation, or otherwise results in the reorganization of the Corporation;

               (vii) results in the dissolution, liquidation or winding up of the Corporation;

               (viii) declares or pays a dividend on the Common Stock (other than a dividend payable solely in shares of Common Stock);

               (ix) results in the incurrence of indebtedness in excess of $50,000;

               (x) materially alters or changes the strategic direction or business operations of the Corporation in a manner that is not contemplated by the Corporation's most recent board-approved business plan; or

               (xi) amends ARTICLE IX ("Indemnification") of the Corporation's By-Laws.

          (c) Series B-1 Preferred. So long as any shares of Series B-1 Preferred are outstanding, the Corporation shall not, without first obtaining the approval of the holders of at least a majority of the then-outstanding shares of Series B-1 Preferred, take any action that:

               (i) increases the authorized number of shares of Series B-1 Preferred or amends or changes the rights, preferences, powers, privileges or restrictions of the Series B-1 Preferred;

               (ii) authorizes, creates or issues shares of any class or series of stock having a preference superior to or on a parity with the Series B-1 Preferred which is not similarly superior to or on parity with the Series B Preferred;

               (iii) reclassifies stock into shares having a preference over or on a parity with the Series B-1 Preferred which do not similarly have a preference over or on a parity with the Series B Preferred;

               (iv) alters the rights, preferences, powers or privileges of the Series B Preferred in any way which benefits the Series B Preferred (other than the rights of the Series B Preferred set forth in Section 5(g) hereof) without similarly altering the rights, preferences, powers or privileges of the Series B-1 Preferred; or

               (v) amends the Corporation's Certificate of Incorporation in a manner that adversely affects the rights of the Series B-1 Preferred.

          (d) Series C Preferred. So long as any shares of Series C Preferred are outstanding, the Corporation shall not, without first obtaining the approval of the holders of at least a majority of the then-outstanding shares of Series C Preferred, take any action that:

               (i) increases the authorized number of shares of Series C Preferred or amends or changes the rights, preferences, powers, privileges or restrictions of the Series C Preferred ;

               (ii) authorizes, creates or issues shares of any class or series of stock having a preference superior to or on a parity with the Series C Preferred;

               (iii) reclassifies stock into shares having a preference over or on a parity with the Series C Preferred;

               (iv) amends the Corporation's Certificate of Incorporation in a manner that adversely affects the rights of the Series C Preferred;

               (v) results in a merger or consolidation of the Corporation with one or more other corporations or other entities in which the stockholders of the Corporation immediately prior to such merger or consolidation had stock representing less than a majority of the voting power of the outstanding shares of the Corporation or resulting entity immediately after such merger or consolidation;

               (vi) results in the sale or other transaction in a single transaction or a series of related transactions of all or substantially all of the assets of the Corporation, or otherwise results in the reorganization of the Corporation;

               (vii) results in the dissolution, liquidation or winding up of the Corporation;

               (viii) declares or pays a dividend on the Common Stock (other than a dividend payable solely in shares of Common Stock);

               (ix) results in the incurrence of indebtedness in excess of $50,000;

               (x) materially alters or changes the strategic direction or business operations of the Corporation in a manner that is not contemplated by the Corporation's most recent board-approved business plan; or

               (xi) amends the indemnification provisions of the Corporation's By-Laws.

          (e) Series D Preferred. So long as any shares of Series D Preferred are outstanding, the Corporation shall not, without first obtaining the approval of the holders of at least a majority of the then-outstanding shares of Series D Preferred, take any action that:

               (i) increases the authorized number of shares of Series D Preferred or amends or changes the rights, preferences, powers, privileges or restrictions of the Series D Preferred;

               (ii) authorizes, creates or issues shares of any class or series of stock having a preference superior to or on a parity with the Series D Preferred;

               (iii) reclassifies stock into shares having a preference over or on a parity with the Series D Preferred;

               (iv) amends the Corporation's Certificate of Incorporation in a manner that adversely affects the rights of the Series D Preferred;

               (v) results in a merger or consolidation of the Corporation with one or more other corporations or other entities in which the stockholders of the Corporation immediately prior to such merger or consolidation had stock representing less than a majority of the voting power of the outstanding shares of the Corporation or resulting entity immediately after such merger or consolidation;

               (vi) results in the sale or other transaction in a single transaction or a series of related transactions of all or substantially all of the assets of the Corporation, or otherwise results in the reorganization of the Corporation;

               (vii) results in the dissolution, liquidation or winding up of the Corporation;

               (viii) declares or pays a dividend on the Common Stock (other than a dividend payable solely in shares of Common Stock);

               (ix) materially alters or changes the strategic direction or business operations of the Corporation in a manner that is not contemplated by the Corporation's most recent board-approved business plan; or

               (x) amends the indemnification provisions of the Corporation's By-Laws.

                                   ARTICLE V

     For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          1. The number of directors which shall constitute the whole Board of Directors shall be seven. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot unless the By-Laws of the Corporation so provide.

          2. After the original or other By-Laws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the Corporation may be exercised by vote of a majority of the directors of the Corporation present at a duly called and held meeting of the Board of Directors at which a quorum is present, but such right of the directors shall not divest or limit the right of the stockholders to alter, amend or repeal the By-Laws.

          3. No director of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director of the Corporation (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transactions from which the director derived an improper personal benefit.

                                   ARTICLE VI

     The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE VII

     From time to time any of the provisions of this Amended and Restated Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Amended and Restated Certificate of Incorporation are granted subject to the provisions of this Article VII.

                            *      *       *      *

     IN WITNESS WHEREOF, the undersigned has executed this Certificate on February 1, 2000.


                              By:  /s/Timothy B. Bancroft
                                   -------------------------------
                                   Timothy B. Bancroft
                                   Assistant Secretary